NANOPHASE TECHNOLOGIES CORPORATION 8-K

Exhibit 10.1

AMENDMENT #1

JOINT DEVELOPMENT & SUPPLY AGREEMENT

This amendment #1 to the Amended and Restated Joint Development & Supply Agreement ("Agreement') is made this 25th day of August 2020 ("Effective Date") between COLORESCIENCE Inc., a company existing and organized under the laws of Delaware, ("COLORESCIENCE') with its principal place of business at 2141 Palomar Airport Road, Suite 200, Carlsbad, CA 92011, and SOLESENCE, LLC, a company existing and organized under the laws of Delaware, with its principal place of business at 1319 Marquette Drive, Romeoville, Illinois 60446 ("SOLESENCE'), (collectively, the "Parties").

WHEREAS, COLORESCIENCE and SOLESENCE entered into an amended and restated Joint Development and Supply Agreement dated May 15, 2018:

WHEREAS, COLORESCIENCE wishes to exclusively purchase from SOLESENCE and SOLESENCE wishes to produce and sell exclusively to COLORESCIENCE the Innovation Solution Actives, and certain Finished Products.

WHEREAS, Minimum Order Quantities associated with Exclusivity where established in Exhibit A.

WHEREAS, Certain events have had an impact on Colorescience's ability optimize sales of such Finished Products including [#].

WHEREAS, Despite such challenges, Colorescience has invested significant resources and focus into prioritizing the Finished Products in the Colorescience portfolio and is expected to continue to purchase over [#] in Solesence Finished Products. Further, Colorescience commits to continuing to launch additional Finished Products from Solesence, with a commitment to launch at least [#] in [#] pending that the products meet the company's standards and timing for launch [#].

Now Therefore, both parties wish to amend the following provisions of the Amended Joint Development and Supply Agreement dated May 18, 2018:

Section 1.4 (ii) shall be modified to reflect the following changes in its entirety

“With Respect to Finished Product A, Finished Product B, Any Next Gen Products, and Any Solution Actives which do NOT utilize the Exclusive Application: [#].”

Section 2.7 shall be added to the Agreement and adopted with the following provision. “Colorescience will launch at least [#] products from Solesence in [#] as long as such products are developed according to quality standards [#] and experience between the two parties. The new products may include [#].”

3.	Section 2.8 shall be added to the Agreement. Irrespective of Exhibit A or purchase agreements, it is understood by both parties that Solesence, LLC shall [#] the price offered to Colorescience for [#].
4.	Section 3.7.5 shall be modified to reflect that only in [#] units sold in excess of the modified Minimum Order Quantities for [#] noted in the new Exhibit A below shall be credited to [#]. For purposes of clarity, this exception is only related to [#]. Thereafter the offset provision contained in Section 3.7.5 shall be applicable as reflected in the original agreement.

5.	Section 7.7.2 shall be modified in part to reflect a change to the notification period from [#] to [#] of each year related to Exclusivity. For purposes of clarity the following provision:

“Notwithstanding the foregoing, in the event that COLORESCIENCE does not [#] in [#] or a future year as a result of [#], COLORESCIENCE shall notify SOLESENCE of [#] by [#].”

Shall be modified to the following: “Notwithstanding the foregoing, in the event that COLORESCIENCE does not [#] in [#] or a future year as a result [#], COLORESCIENCE shall notify SOLESENCE of [#] by [#].”

6.	Exhibit A: shall be amended and replaced in its entirety with the Exhibit A attached hereto.

All other provisions of the Joint Development and Supply Agreement dated May 15, 2018 shall remain intact and enforceable as earlier constructed.

Signed:

Colorescience, Inc:	Solesence LLC

/s/ TED EBEL	/s/ KEVIN CURETON

Ted Ebel	Kevin Cureton

Chief Business Officer	Chief Commercial Officer

EXHIBIT A

Annual Minimum Order Quantities

	Bridge Solution — TiO2	Innovation Active Solution — TiO2	Innovation Active Solution — ZnO
Price per kg	[#]	[#]	[#]
2017 Minimum Annual Purchases (kg)	Obligations Fulfilled		[#]
2018 Minimum Annual Purchases (kg)	Obligations Fulfilled		[#] (Obligations Fulfilled)
2019 Minimum Annual Purchases (kg)	[#] — combined (Obligations Fulfilled)		[#] (Obligations Fulfilled)
2020 & beyond Minimum Annual Purchases (kg)	[#] above the prior year volume, unless the [#] in which case [#] is sufficient		[#] above the prior year volume, unless [#] in which case [#] is sufficient

Finished Products
Finished Products A ([#]) & B ([#]) And Next Gen Products
Price per Ounce	Finished Product A: [#], to increase by not more than [#] per year Finished Product B: [#], to increase by not more than [#] per year' Next Gen Products Prices to be negotiated
2018 Minimum Order Quantity (units)	[#] as long as Solesence has [#]. Otherwise, the MOQ drops to [#]. (Obligation Fulfilled)
2019 Minimum Order Quantity (units)	[#] (Obligation Fulfilled)
2020 Minimum Order Quantity (units)	[#] (so long as [#])
2021 Minimum Order Quantity (units)	[#] (so long as [#])
2022 Minimum Order Quantity (units)	[#] (so long as [#])
2023 and beyond Minimum Order Quantity (units)	[#] from previous year for the duration of the Agreement

●	Price per ounce for the Finished Products is, the anticipated price per ounce for [#] assuming a per ounce size of [#]. In the event that [#], such price per ounce [#]. Both parties will work to identify the appropriate unit price regardless of format [#].